Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

by and among

LYELL IMMUNOPHARMA, INC.,

EACH OF THE SELLERS PARTY HERETO

and

WT REPRESENTATIVE LLC,

solely in its capacity as the Representative of the Sellers

October 31, 2024

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2024, by and among Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), each of the parties set forth on the signature pages hereto and any Company Securityholder (as defined in the Merger Agreement) that becomes a “Seller” hereunder in accordance with Section 2.11 hereof (each, a “Seller” and collectively, the “Sellers”) and WT Representative LLC, a Delaware limited liability company, solely in its capacity as the representative for the Sellers (the “Representative”).

RECITALS

WHEREAS, on October 24, 2024, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among ImmPACT Bio USA Inc., a Delaware corporation (“ImmPACT Bio”), the Company, Inspire Merger Sub Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company (the “Merger Sub”), and the Representative, solely in its capacity as the representative of the Company Securityholders, pursuant to which, among other things (i) Merger Sub will merge with and into ImmPACT Bio (the “Merger”), with ImmPACT Bio surviving the Merger as a wholly owned indirect subsidiary of the Company and (ii) immediately following the closing of the Merger (the “Closing”), the holders of Preferred Stock will own a number of shares of Common Stock equal to the Closing Stock Consideration;

WHEREAS, pursuant to Section 1.11 of the Merger Agreement and subject to the provisions thereof, the Sellers may become eligible to receive a number of shares of Common Stock equal in the aggregate to the Equity Milestone Payment (and, together with the Closing Stock Consideration, the “Securities”) upon the achievement of the Milestone; and

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with the Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not defined herein shall have their meanings set forth in the Merger Agreement.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Shelf Registration Statement in order for the applicable Shelf Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Shelf Registration Statement were not being filed or was effective, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange).

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act. “Beneficial Ownership” has a correlative meaning.

“Business Day” means a day that is neither a Saturday or Sunday, nor any other day on which banking institutions in San Francisco, California, are authorized or obligated by Law to close.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any class or classes of securities issued or issuable with respect to such common stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor thereto.

“Damages” means any loss, damage or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage or liability arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated in any preliminary prospectus or final prospectus filed pursuant to this Agreement, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with any offer or sale of Securities pursuant to this Agreement.

“Demanding Holders” means, as of any date, Holders holding more than twenty-five percent (25%) of the issued and outstanding Registrable Securities as of such date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means the Sellers and their respective Affiliates, when such Person is a holder or owner of any Registrable Securities.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Maximum Number of Securities” has the meaning specified therefor in Section 2.1(c) of this Agreement.

“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Nasdaq” means Nasdaq Global Select Market.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Primary Selling Holder” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Registrable Securities” means the Securities, upon original issuance thereof, or any shares or other securities of the Company (or any successor or assign of the Company) issued in respect of such Registrable Securities because of or in connection with any stock dividend, stock distribution, stock split, recapitalization, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock or other Registrable Securities, until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Selling Expenses” means all underwriting discounts, selling commissions or similar fees or arrangements or stock transfer taxes allocable to the sale of the Registrable Securities, and fees and disbursements of any additional counsel or advisors to the Selling Holders, other than those fees and disbursements of counsel required to be paid by the Company pursuant to Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Termination Date” has the meaning specified therefor in Section 3.16 of this Agreement.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Registrable Securities.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security may be sold without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale) and any transfer restrictive legend has been removed with respect to such securities; or (c) such securities cease to be outstanding.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Closing Date Shelf Registration. The Company shall, as soon as practicable after the Closing Date, but in any event within 30 calendar days after the Closing Date, prepare and file a “shelf” registration statement (the “Closing Shelf Registration Statement”) with the SEC to permit the resale of the Closing Stock Consideration portion of the Registrable Securities from time to time pursuant to Rule 415 promulgated under the Securities Act (the “Closing Shelf Registration”).

(b) Milestone Shelf Registration. The Company shall, as soon as practicable after delivery by the Company to the Representative of the Milestone Notice, but in any event within 30 calendar days after delivery by the Company to the Representative of the Milestone Notice, file a “shelf” registration statement (and together with the Closing Shelf Registration Statement, the “Shelf Registration Statements” and each a “Shelf Registration Statement”) to permit the resale of the Equity Milestone Payment portion of the Registrable Securities from time to time pursuant to Rule 415 promulgated under the Securities Act (and together with the Closing Shelf Registration, the “Shelf Registrations” and each a “Shelf Registration”). The term “Shelf Registration Statement” shall include any prospectus to such Shelf Registration Statement, amendments and supplements to such Shelf Registration Statement and any prospectus, including post-effective amendments, and all exhibits and materials incorporated by reference in such Shelf Registration Statement.

(c) Registration Statements. Each Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for the offer and sale of the applicable Registrable Securities. If permitted under the Securities Act, such Shelf Registration Statement shall be one that is automatically effective upon filing and, if such registration is not automatically effective, the Company shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 75th calendar day following the filing date thereof if the SEC notifies the Company that it will “review” such Shelf Registration Statement and (b) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review. Each Holder shall provide all information reasonably requested by the Company (which request shall be made no later than five Business Days prior to the anticipated filing date of such Shelf Registration Statement) in connection with the filing of such Shelf Registration Statement (including, but not limited to, information regarding such Holder, the applicable Registrable Securities held by such Holder and the intended method of disposition of such Registrable Securities). Not less than three Business Days prior to filing of such Shelf Registration Statement, the Company shall furnish via email to each Holder copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein) for review by the Holders. The Company shall reflect in each such document when so filed with the SEC such comments provided by the Holders as the Holders may reasonably and promptly propose no later than two Business Days after such Holder has been furnished with copies of such documents. The Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent available and necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the applicable Registrable Securities by the Holders until such time as there are no longer any such Registrable Securities; provided, however, that the Company shall not be required to supplement or amend any registration statement to reflect the transfer of any Registrable Securities to a new or existing Holder except upon request of the Representative and in any event not more than four times in any consecutive 12 months (excluding supplements or amendments in connection with an Underwritten Offering). In the event the Company files any Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert such Shelf Registration Statement into a registration statement on Form S-3 as soon as practicable after Form S-3 is available to the Company.

(d) Requests for Underwritten Shelf Takedown. Subject to Section 2.1(e), at any time and from time to time when any Shelf Registration Statement is effective and until the Termination Date, the Representative may request, on behalf of the Demanding Holders, to sell all or any portion of the Registrable Securities held by such Demanding Holders on such Shelf Registration Statement in an Underwritten Offering that is pursuant to such Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holders with a total offering price reasonably expected to exceed, in the aggregate, $25,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by written notice from the Representative to the Company, which notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the Underwriters for such Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks), subject to the prior written approval (which shall not be unreasonably withheld, conditioned or delayed) of the Representative. Within five calendar days after receipt of any such request, the Representative shall give written notice of such request, on behalf of the Company, to the other Holders and the Company shall include in such registration all Registrable Securities held by all such Holders who wish to participate in such Underwritten Shelf Takedown and have provided the Company with written requests for inclusion therein within five Business Days after the receipt of such notice. Notwithstanding any other provision of this Section 2.1(d), if the Managing Underwriter or Underwriters of any Underwritten Offering advises the Company and the Representative that the total amount of securities that the Selling Holders and any other Persons intend to include in such Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for such securities (such limit, the “Maximum Number of Securities”), then the amount of Registrable Securities to be so sold shall be allocated among the Holders of Registrable Securities (i) first, to the Registrable Securities proposed to be sold by the Demanding Holder in such Underwritten Offering up to the Maximum Number of Securities and (ii) second, to the extent that the Maximum Number of Securities has not been reached under clause (i), to the Registrable Securities proposed to be sold by all other Selling Holders in such Underwritten Shelf Takedown, pro rata based upon the number of Registrable Securities owned by each such Selling Holder at the time of such offering, which can be sold without exceeding the Maximum Number of Securities. The Representative, on behalf of the Sellers, shall not be entitled to request an Underwritten Shelf Takedown pursuant to this Section 2.1(d) (i) more than three times in the aggregate or (ii) more than one time in any single calendar year.

(e) Basis of Participation. No Holder may sell Registrable Securities in any Underwritten Offering (including any Underwritten Offering pursuant to Section 2.1(d)) unless it (i) agrees to sell such Registrable Securities on substantially the same basis provided in the underwriting or other distribution arrangements approved by the Company and the

Representative, on behalf of the Demanding Holders (which approval will not be unreasonably withheld, conditioned or delayed) that apply to the Company and/or the Demanding Holders, as applicable, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other customary documents as may be reasonably required under the terms of such arrangements; provided, however, that no Holder shall be required to make any representations, warranties or indemnities to the Company or any Underwriter (other than representations, warranties and indemnities regarding such Holder’s ownership of its Registrable Securities to be sold or transferred, such Holder’s power and authority to effect such transfer, such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the Underwriters, and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the Underwritten Offering received by such Holder.

(f) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Selling Holders, delay the filing or effectiveness of a Shelf Registration or execution of an Underwritten Shelf Takedown under this Section 2.1 or, suspend the use of any prospectus which is a part of a registration statement filed under this Section 2.1 (in which event the Selling Holders shall discontinue sales of the Registrable Securities pursuant to such registration statement but such Selling Holder may settle any previously contracted sales of Registrable Securities) if the Company notifies the Selling Holders in writing that the Company would be required to make an Adverse Disclosure; provided, however, in no event shall (A) such filing of the registration statement under Section 2.1 be delayed under this Section 2.1(f) for a period that exceeds 90 days in the aggregate in any 12-month period, or (B) any Selling Holder be suspended under this Section 2.1(f) from selling Registrable Securities pursuant to such registration statement for a period that exceeds 30 consecutive days or 90 days in the aggregate in any 12-month period. Upon notice by the Company to the Selling Holders of any Board determination to delay the filing of a registration statement under Section 2.1 or suspend the use of any prospectus which is a part of a registration statement filed under Section 2.1, the Selling Holders shall refrain from making offers and sales of Registrable Securities during the pendency of such delay or suspension, keep the fact of any such delay or suspension strictly confidential and not use or disclose such notice or information to any Person other than such Selling Holders’ legal counsel, broker, advisors or as required by law. If, pursuant to this Section 2.1(f), the Company delays an Underwritten Shelf Takedown requested by the Holders, the Holders shall be entitled to withdraw their request to participate in the Underwritten Shelf Takedown and, if they do so, such request shall not count against the limitations on the number of such registrations set forth in Section 2.1(d). Upon disclosure of such information or the termination of the condition described above, the Company shall promptly notify the Selling Holders and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2 Registration Procedures. In connection with its obligations under this Article II, the Company will promptly:

(a) prepare and file with the SEC, and use its commercially reasonable efforts to cause to be declared or become effective as soon as reasonably practicable, and promptly notify the Representative of such effectiveness, each registration statement contemplated by this

Agreement with respect to all Registrable Securities as provided herein, and make all required filings with FINRA; provided, that, upon the occurrence of any event that would cause any registration statement or the prospectus contained therein to contain a material misstatement or omission, the Company shall file an appropriate amendment to the registration statement, a supplement to the prospectus, or a report filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, correcting any such misstatement or omission, and the Company shall use its commercially reasonable efforts to cause such amendment to be declared or become effective and the registration statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter;

(b) (i) prepare and file with the SEC such amendments and supplements to each registration statement and the prospectus used in connection therewith as may be necessary to cause the registration statement to be effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement; and (ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a registration statement contemplated by this Agreement and the Managing Underwriter at any time shall notify the Representative that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, or if such information is required by applicable law (including the rules and regulations of the SEC), include such information in a prospectus supplement; provided, that, before filing any registration statement, prospectus or any amendments or supplements thereto the Company shall furnish at least five Business Days prior to such filing via email to each Holder copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein) for review by the Holder; the Company shall consider in good faith in each such document when so filed with the SEC such comments provided by the Holders as the Holders may reasonably and promptly propose no later than two Business Days after such Holder has been furnished with copies of such documents;

(c) furnish to each Holder such number of copies of the registration statement and the prospectus included therein and any supplements and amendments thereto as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Representative or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, to use its commercially reasonable efforts to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Selling Holder, provided, that, the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify, subject itself to taxation in any jurisdiction where it is not then taxed, or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify the Representative and each Underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such registration statement or any post-effective amendment thereto contemplated by this Agreement, when the same has become effective; and (ii) receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to any registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(f) promptly notify the Selling Holders and each Underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as reasonably practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to use its commercially reasonable efforts to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) furnish to the Representative copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities or any such registration statement relating to the offering of Registrable Securities;

(h) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish, or cause to be furnished, upon request and addressed to the underwriters, placement agents or sales agents, as applicable, and to the Selling Holders, (i) an opinion and negative assurance letter of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and an opinion and letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement or other purchase or sales agreement, in each case, signed by the independent public accountants included or incorporated by reference into the applicable registration statement), and each such opinion and “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters or placement or sales agents or the Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that, the Company need not disclose any information to any such representative unless and until such representative has entered into a customary confidentiality agreement with the Company or is otherwise subject to an obligation of confidentiality;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on Nasdaq or another nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and use its commercially reasonable efforts to take such other actions as are reasonably requested by the Selling Holders or the underwriters or placement or sales agents, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company (including, making appropriate officers of the Company available to participate in any “road show” presentations before analysts and other customary marketing activities (including one on one meetings with prospective purchasers of the Registrable Securities));

(o) use its commercially reasonable efforts to cause the Registrable Securities to be initially represented by direct registration with the Company’s transfer agent and provide a CUSIP number for all Registrable Securities and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under a shelf registration statement, any other registration statement contemplated by this Agreement or in accordance with Section 2.6;

(p) if requested by the Representative, as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as the Representative reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to any Holder or any subsequent Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to the registration statement; and

(q) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of, and facilitate the disposition of, the Registrable Securities contemplated hereby.

Section 2.3 Cooperation by Holders. The Company shall have no obligation to include in any registration statement contemplated by this Agreement any Registrable Securities of a Holder who has failed to timely furnish such information that the Company, based on the advice of counsel, determines is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.4 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities participating in an Underwritten Offering of equity securities by the Company agrees, if requested by such Managing Underwriter or Underwriters with respect to such Underwritten Offering such Holder is participating in, not to effect any public sale or distribution of the Registrable Securities for a period of up to 90 days following completion of such Underwritten Offering, as applicable, provided that (i) the Company gives written notice to the Holders of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on the officers or directors or any other shareholder of the Company on whom a restriction is imposed. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders that are subject to such agreements, based on the number of shares subject to such agreements.

Section 2.5 Orderly Disposition. Each Holder agrees, severally and not jointly, that for six months following the date hereof (the “Orderly Trading Period”), such Holder may not Transfer more than 10% of the average daily trading volume of the Common Stock on Nasdaq over the five (5) Business Day period ending on the Business Day immediately prior to date of such proposed Transfer or, if such Transfer would exceed the foregoing threshold, to make such Transfer pursuant to a block trade or other disposition through a market participant designated by the Company. Notwithstanding the foregoing, this section will not preclude sales pursuant to a bona fide third party tender offer for all outstanding shares of Common Stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including the entering into any lock-up, voting or similar agreement pursuant to which the Holders may agree to transfer, sell, tender or otherwise dispose of the Registrable Securities or other such securities in connection with such transaction, or vote any Registrable Securities or other such securities in favor of any such transaction).

Section 2.6 Legends. Subject to receipt from the applicable Holder by the Company and the Company’s transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, such Holder may request in writing that the Company remove any legend from the book-entry position evidencing the Registrable Securities, and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, (1) following the time the applicable Shelf Registration Statement is declared effective, (2) if such Securities have been sold pursuant to Rule 144 or any other applicable exemption from registration requirements of the Securities Act or (3) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Registrable Securities. If restrictive legends are no longer required for such Securities pursuant to the foregoing, the Company shall, within two Business days of any request in writing (email being sufficient) therefor from any Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry Securities. Notwithstanding the foregoing, within five Business Days following the one-year anniversary of the applicable issue date of the Securities, the Company shall remove, and shall direct the Transfer Agent to remove, any legend from the book entry position evidencing such Securities to the extent such Securities are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Securities. Each Holder will only sell the Securities pursuant either the registration requirements of the Securities Act, including applicable prospectus delivery requirements, or an exemption therefrom, and that if such Securities are sold pursuant to a Shelf Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 2.7 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incurred in connection with the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on any registration statement, prospectus or prospectus supplement or amendment or supplement contemplated by this Agreement, an Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of FINRA and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the reasonable and documented fees and disbursements of (x) one counsel to the Selling Holders, and (y) counsel and independent public accountants for the Company, including the expenses of any legal opinions or letters, special audits or “comfort letters” required by such performance and compliance.

(b) Expenses. The Company shall pay all Registration Expenses other than Selling Expenses. All Selling Expenses shall be borne and paid by the Selling Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company shall:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date until there are no Registrable Securities outstanding;

(b) use commercially reasonably efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date until there are no Registrable Securities outstanding;

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company whether it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144, including, without limitation, delivering customary legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent without unreasonable delay, and in each case as may be reasonably requested from time to time by the Holder, and otherwise use commercially reasonable efforts to cooperate with Holder and Holder’s broker in their efforts to effect such sale of securities pursuant to Rule 144.

Section 2.9 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date of this Agreement until there are no Registrable Securities outstanding, the Company shall not, without the prior written consent of the Representative, enter into any agreement, take any action or permit any change to occur with respect to its securities that subordinates, conflicts with, or would impair the rights granted to the Holders pursuant to, and subject to any conditions or limitations thereon contained in this Agreement. For clarity, the Company shall not allow any subsequent holder or prospective holder of the Company’s securities to include such securities in any registration statement pursuant to this Agreement unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration statement pursuant to this Agreement only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

Section 2.11 Joinder; Additional Parties. The Company shall from time to time permit any Company Securityholder who is issued Securities to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Seller and a Holder by obtaining an executed joinder to this Agreement from such Company Securityholder in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Company Securityholder, the Securities beneficially owned by such Company Securityholder shall become Registrable Securities, and such Company Securityholder shall be deemed to be a Seller and a Holder hereunder.

Section 2.12 Indemnification. If any Registrable Securities are included in a registration statement pursuant to this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any Underwriter; and each Person, if any, who controls such Holder or Underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, Underwriter, controlling Person, or other aforementioned Person any reasonable and documented legal or other expenses incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, Underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any Underwriter, any other Holder selling securities in such registration statement, and any controlling Person of any such Underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay to the Company and each other aforementioned Person any reasonable and documented legal or other expenses incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.12(b) and 2.12(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.12, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.12, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.12.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.12 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.12, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.12(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.12(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the provisions of this Section 2.12 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the Underwritten Offering, the obligations of the Company and Holders under this Section 2.12 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by email (but only if confirmation of receipt of such email is requested and received; provided, that, each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

If to the Company, to:

Lyell Immunopharma, Inc.

201 Haskins Way, Suite 101

South San Francisco, CA 94080

Attention: Matthew Lang

Email: mlang@lyell.com

With a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Thomas Greenberg

Email: Thomas.Greenberg@skadden.com

If to the Representative or the Sellers, to:

WT Representative LLC

50 South 6th Street, Suite 1290

Minneapolis, MN 55402

Attention: Fiona Boger

Email: RepNotices@wilmingtontrust.com; fboger@wilmingtontrust.com

With a copy to (which copy shall not constitute notice):

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121-1117

Attention: Ken Rollins; Rama Padmanabhan

Email: krollins@cooley.com; padmanabhan@cooley.com

or, if to a transferee of a Holder, to the transferee at the address specified pursuant to Section 3.3 below. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with this Section 3.3. The rights to cause the Company to include Registrable Securities in any registration statement contemplated by this Agreement may be transferred or assigned by any Holder with a transfer of Registrable Securities to any Affiliate of such Holder that is not a portfolio company; provided, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) as a condition to the effectiveness of such transfer, each such transferee or assignee shall execute a Joinder. The Company may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Representative, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction.

Section 3.4 Recapitalization Affecting the Stock. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock or other securities constituting Registrable Securities which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

Section 3.5 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 3.16, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 3.5, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 3.5. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 3.6 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 3.7 Rules of Construction.

(a) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Los Angeles time.

The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Authority includes any successor to that Authority; (iii) any applicable law refers to such applicable law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable law or other law include any successor to such section; and (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 3.8 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS

AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.8.

Section 3.9 Severability of Provisions. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger Agreement and this Agreement may be consummated as originally contemplated to the greatest extent possible. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

Section 3.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement, and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.11 Amendment. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (a) the Company, and (b) the Representative. Any amendment or waiver adopted with the applicable foregoing consents shall be binding upon all parties to this Agreement. The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.

Section 3.12 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Sellers (and their transferees or assignees), Representative and the Company shall have any obligation hereunder and that no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Seller or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Seller or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of any Seller under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.13 Independent Nature of each Seller’s Obligations. The obligations of each Seller under this Agreement are several and not joint with the obligations of the other Seller, and no Seller shall be responsible in any way for the performance of the obligations of the other Seller under this Agreement. Nothing contained herein, and no action taken by either Seller pursuant hereto, shall be deemed to constitute such Seller as a partnership, an association, a joint venture or any other kind of group or entity with the other Seller, or create a presumption that such Seller is in any way acting in concert or as a group with the other Seller with respect to such obligations or the transactions contemplated by this Agreement. Each Seller shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for the other Seller to be joined as an additional party in any proceeding for such purpose.

Section 3.14 Further Assurances. The Company and each of the Sellers shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 3.15 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 3.16 Termination. This Agreement shall terminate with respect to any Seller on such date on which both (i) such Seller together with its Affiliates ceases to hold or Beneficially Own any of the Registrable Securities and (ii) all Registrable Securities owned by such Seller may be sold without restriction (including any limitation thereunder on volume or manner of sale without the need for current public information) pursuant to Rule 144; provided, that, the provisions of Section 2.7, Section 2.12 and Article III shall survive such termination (such date, the “Termination Date” with respect to such Seller).

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LYELL IMMUNOPHARMA, INC.

By:	/s/ Matthew Lang
Name:	Matthew Lang
Title:	Chief Business Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REPRESENTATIVE

WT REPRESENTATIVE LLC, solely it its capacity as the Representative

By:	/s/ Fiona Boger
Name:	Fiona Boger
Title:	Managing Director

Signature Page to Registration Rights Agreement

EXHIBIT A

Joinder to Registration Rights Agreement

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of October 31, 2024 (as amended, modified and waived from time to time, the “Registration Rights Agreement”), among Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Rights Agreement as a Seller and a Holder in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned will be deemed for all purposes to be a Seller and a Holder thereunder and all of the undersigned’s shares of Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [●].

[●]

By:
Name:
Title: